UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2014

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On October 27, 2014, M/I Homes, Inc. (the “Company”) issued a press release announcing its intention to offer, subject to market and other conditions, $350 million aggregate principal amount of senior notes in two series (the “New Senior Notes”) in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. One series of the New Senior Notes will mature in 2019 and the other series will mature in 2022. A copy of this press release is attached hereto as Exhibit 99.1.
In addition, on October 27, 2014, the Company issued a press release announcing that it has commenced a cash tender offer to purchase any and all of its outstanding 8.625% Senior Notes due 2018 (the “Senior Notes”) and a concurrent solicitation of consents to the adoption of proposed amendments to the indenture governing the Senior Notes to eliminate substantially all of the restrictive covenants and a number of events of default under the indenture. A copy of this press release is attached hereto as Exhibit 99.2.
This report is not an offer to purchase, an offer to sell, a solicitation of an offer to purchase or a solicitation of an offer to sell any Senior Notes, New Senior Notes or other securities. The terms and conditions of the tender offer are described in the Offer to Purchase and Consent Solicitation Statement dated October 27, 2014 and the related Letter of Transmittal.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated October 27, 2014.

99.2	Press release dated October 27, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 27, 2014
M/I Homes, Inc.
By: /s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated October 27, 2014.

99.2	Press release dated October 27, 2014.